Cyber Defense Systems announces merger with Techsphere Systems International

ST. PETERSBURG, Fla., May 24, 2005--Cyber Defense Systems, Inc. (OTCBB: CYDF) announces Techsphere Systems International, LLC has signed an agreement granting Cyber Defense the exclusive right to merge a wholly owned subsidiary of Cyber Defense into Techsphere Systems. Techsphere Systems will be the surviving corporation and become a wholly owned subsidiary of Cyber Defense. Techsphere will continue to manufacture, sell and lease airships presently being designed and manufactured by Techsphere in Columbus GA. Cyber Defense will continue to work with Techsphere on the sales and marketing of its Airships as well as the marketing and development of Cyber Defense products. For additional information please refer to the 8K to be filed with respect to the transaction.

Cyber Defense Systems is an operating subsidiary of Proxity, Inc. (Pink Sheets:PRXT).

Billy Robinson, CEO of Cyber Defense Systems states, "Separately we have invested our own capital to build and fly prototypes. We have proven out designs and concepts and continue to strive for excellence as we bring new airships and UAVs into the marketplace. Techsphere and Cyber Defense already hold the respect of the industry as individual companies. Joining together makes us a powerful team capable of influencing military, law enforcement, homeland defense and commercial buyers. Since the UAV market is rapidly evolving and changing, this merger will also allow us the opportunity for more long term planning. We are very comfortable combining Techsphere's vast business and airship manufacturing experience with Cyber's and look forward to an exciting future."

About Cyber Defense Systems

Cyber Defense Systems, Inc. is designing and building a new generation of UAV's. Cyber Defense also has the global government and military marketing rights to Techsphere Systems International LLC Spherical and Semi-spherical airships. Cyber Defense is currently marketing the airships and their CyberBug(TM) UAV's to various branches of the U.S. government and U.S. allies as multi-use platform vehicles capable of deployment in surveillance and communication operations. http://www.cyberdefensesystems.com

About Techsphere Systems International, LLC

Techsphere Systems International, LLC, located in Atlanta and Columbus GA, is the manufacturer of low, mid and high altitude airships. Together with their teaming companies, Techsphere will design and build unique airship platforms for use in many areas including surveillance, the military and wireless communications. The current spherical airship design holds the world altitude record at over 20,000 feet. http://www.techsphere.us

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About Proxity

Proxity, Inc. is a developmental holding company specializing in the deployment and marketing of security protection technology and government contract fulfillment. With 18,750,000 shares in CYDF, Proxity is the Company's majority shareholder. Proxity seeks to acquire and develop security technology. The Company plans to enter into teaming and exclusive and nonexclusive marketing and distribution agreements with products developed for commercial, military and homeland defense. http://www.proxity.com

This release contains statements that constitute forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations;
(iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control and those actual results may differ materially from those projected in the forward-looking statements as a result of various factors.


CONTACTS:
Techsphere Systems
David Payne, 404-898-2275
http://www.techsphere.us
OR
Cyber Defense Media Contact:
Emerson Gerard Associates, Inc.
Jerry Jennings, 561-881-7318
mediareply@emersongerard.com
http://www.emersongerard.com
OR
Cyber Defense Investor Contact:
Equitilink LLC
Andy Arms, 877-788-1940
International or local: 858-824-1940
http://www.equitilinkpr.com